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                                                                    EXHIBIT 23.2



                       Consent of Independent Accountants

We consent to the incorporation by reference in the registration statement of FPA Medical Management, Inc. (the "Company") on Form S-8 of our report dated March 15, 1996, on our audits of the consolidated financial statements of Sterling Healthcare Group, Inc. as of December 31, 1995, and for the year ended December 31, 1995 and for the period from June 1, 1994 to December 31, 1994, which report is included in the Company's Annual Report on Form 10-K/A and in the Company's Current Report on Form 8-K dated July 31, 1997.

Coopers & Lybrand L.L.P.

Miami, Florida
August 18, 1997